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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Escalon Medical Corp. on Form S-8 of our reports dated August 18, 2000 and August 17, 2001 appearing in the Annual Reports on Form 10-K of Escalon Medical Corp. for the years ended June 30, 2000 and June 30, 2001, respectively.


/s/ Parente Randolph, LLC
Parente Randolph, LLC

Philadelphia, Pennsylvania
February 11, 2002